Exhibit 10.3

EXECUTION VERSION

SECOND AMENDMENT TO CREDIT AND GUARANTY AGREEMENT

This SECOND AMENDMENT TO CREDIT AND GUARANTY AGREEMENT is dated as of April 29, 2020 (this “Second Amendment”), and entered into by and among CryoLife, Inc., a Florida corporation (the “Borrower”), the Guarantor Subsidiaries party hereto, the Revolving Lenders party hereto and Deutsche Bank AG New York Branch, as Administrative Agent.

RECITALS:

WHEREAS, reference is hereby made to the Credit and Guaranty Agreement, dated as of December 1, 2017 (as amended, restated, supplemented and/or otherwise modified from time to time prior to the Second Amendment Effective Date referred to below, the “Credit Agreement”), among the Borrower, the Guarantor Subsidiaries, the Lenders, the Administrative Agent, the Collateral Agent and the other parties named therein (capitalized terms used but not defined herein having the meaning provided in the Credit Agreement); and

WHEREAS,  the Borrower and the Guarantor Subsidiaries wish to amend the Credit Agreement and,  pursuant to Section 10.5(a) of the Credit Agreement, the Administrative Agent and the Revolving Lenders party hereto, constituting the Required Revolving Lenders, have agreed to amend the Credit Agreements on the terms and subject to the conditions hereof;

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

A.         Amendments to Credit Agreement.  On the Second Amendment Effective Date, the Credit Agreement is hereby amended as follows:

(i)              Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions in appropriate alphabetical order:

““Covenant Waiver Period” means the period commencing on March 31, 2020 and ending on and including December 31, 2020.”

““Liquidity”  means, as of any date of determination, the sum of (i) the average daily aggregate amount of unrestricted cash and Cash Equivalents maintained by the Borrower and the other Credit Parties for the preceding period of three (3) Business Days then ending as reflected on the balance sheet of the Borrower and the other Credit Parties as of the close of business on each Business Day during such period plus (ii) the average maximum amount of Revolving Loans that could have been advanced as of the close of business on each Business Day during such period.”

““Minimum Liquidity Reporting Date” as defined in Section 6.7(b).”

““Minimum Liquidity Requirement”  as defined in Section 6.7(b).”

““Second Amendment Effective Date” means April 29, 2020.”

(ii)              Section 6.7 of the Credit Agreement is hereby amended by deleting said Section in its entirety and inserting the following text in lieu thereof:

“(a) Commencing with the Q4-2017 Test Period, the Borrower shall not permit the First Lien Net Leverage Ratio on the last day of each Test Period to be greater than 5.25:1.00 if, as of the last day of such Test Period, the aggregate outstanding principal amount of (a) Revolving Loans, (b) Letters of Credit (but excluding (i) all Letters of Credit that have been Cash Collateralized and (ii) up to $2,500,000 of undrawn Letters of Credit) and/or (c) unreimbursed obligations with respect to drawn Letters of Credit, in each case then outstanding, exceeds (or exceeded) 25% of the then outstanding Revolving Credit Commitments in effect on such date (the “Financial Covenant Test Criteria”, and each last day of the Test Periods described above on which the Financial Covenant Test Criteria are met, a “Financial Covenant Test Date”); provided that, (i) so long as the Borrower has not made any Restricted Junior Payments after the Second Amendment Effective Date (other than Restricted Junior Payments pursuant to Section 6.4(a), (b), (c), (d) and (e)), the Financial Covenant set forth in this Section 6.7(a) shall not apply and shall not be tested for any Test Period ending during the Covenant Waiver Period, and (ii) so long as the Borrower has not made any Restricted Junior Payments after the Second Amendment Effective Date (other than (x)  Restricted Junior Payments pursuant to Section 6.4(a), (b), (c), (d) and (e) or (y)  other Restricted Junior Payments permitted hereunder where after giving pro forma effect thereto, Liquidity is equal to or greater than $12,000,000),  solely for purposes of calculating First Lien Net Leverage Ratio pursuant to this Section 6.7(a) after the expiration of the Covenant Waiver Period,  Consolidated Adjusted EBITDA for each of the Fiscal Quarters ending March 31, 2020, June 30, 2020, September 30, 2020 and December 31, 2020 shall be deemed to be the Consolidated Adjusted EBITDA set forth in the Compliance Certificate delivered in accordance with Section 5.1(e) for the Fiscal Quarter ended December 31, 2019.  Notwithstanding the foregoing, each Compliance Certificate delivered pursuant to Section 5.1(e) in respect of any Test Period that includes any of the Fiscal Quarters ending during the Covenant Waiver Period in such calculation shall include calculations necessary to determine the First Lien Net Leverage Ratio as adjusted in accordance with the proviso of the immediately preceding sentence and the First Lien Net Leverage Ratio as if such ratio had not been adjusted in accordance with the proviso of the immediately preceding sentence.    For the avoidance of doubt, (i) the Financial Covenant set forth in this Section 6.7 shall not apply, and shall not be tested, if the Financial Covenant Test Criteria are not met as of the last date of the applicable Test Period and (ii) the adjustment of the Financial Covenant set forth in the proviso of the first sentence of this paragraph shall cease to apply upon the delivery of the audited financial statements and the related Compliance Certificate for the Fiscal Year ending December 31, 2021 pursuant to Sections 5.1(a) and 5.1(c).

(b) (i) For the period commencing with the last Business Day of the first full calendar month ending during the Covenant Waiver Period through and including the last day of the Covenant Waiver Period, on the last Business Day of each calendar month during such period regardless of whether the Financial Covenant Test Criteria are met and (ii) for the period commencing with the last day of the Test Period ending March 31, 2021 through and including September 30, 2021, to the extent the Financial Covenant Test Criteria are met, on each Financial Covenant Testing Date (each such date in clause (i) or (ii), a  “Minimum Liquidity Reporting Date”), the Borrower will not permit Liquidity to be less than $12,000,000 (the “Minimum Liquidity Requirement”); provided that, for each period the Minimum Liquidity Requirement is required to be tested, within three  (3) Business Days following each Minimum Liquidity Reporting Date, the Borrower shall deliver to the Administrative Agent, a certificate signed by a Financial Officer of the Borrower evidencing compliance with the Minimum Liquidity Requirement as of such Minimum Liquidity Reporting Date and setting forth such cash balances in reasonable detail.”

(iii)              Section 8.1(c) of the Credit Agreement is hereby amended by deleting said Section in its entirety and inserting the following text in lieu thereof:

“(c)      Breach of Negative Covenants or Financial Covenant.  Failure of any Credit Party to perform or comply with (i) any term or condition contained in Section 6 (other than Section 6.7) or (ii) any term or condition contained in Section 6.7 (any such failure to observe any term, covenant or agreement contained in Section 6.7, a “Financial Covenant Event of Default”); provided that a Financial Covenant Event of Default shall not constitute an Event of Default with respect to Term Lenders (in their capacity as such) or Term Loans, Term Loan Commitments or Term Loan Exposure unless and until the date on which the Revolving Lenders have actually terminated the Revolving Credit Commitments and declared all Obligations in respect of the Revolving Credit Commitments and Revolving Credit Exposure to be immediately due and payable in accordance with this Agreement (a “Financial Covenant Cross Default”); or”

B.         Conditions Precedent.  This Second Amendment shall become effective as of the first date (the “Second Amendment Effective Date”) when each of the conditions set forth in this Section B shall have been satisfied:

1.    The Administrative Agent shall have received duly executed counterparts hereof that, when taken together, bear the signatures of (i) the Borrower, (ii) each of the Guarantor Subsidiaries, (iii) the Administrative Agent and (iv) the Required Revolving Lenders.

2.    The Borrower shall have (a) paid to the Administrative Agent for the ratable account of each Revolving Lender consenting to this Second Amendment,  a fee equal to 0.50% of the Revolving Credit Commitments of such Revolving Lender and (b) reimbursed or paid all reasonable and documented out-of-pocket expenses in connection with this Second Amendment and any other out-of-pocket expenses of the Administrative Agent, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent as required to be paid or reimbursed pursuant to the Fee Letter and the Credit Agreement.

3.    The Administrative Agent shall have received (x) a certificate of good standing with respect to each Credit Party from the Secretary of State (or similar official) of the State of such Credit Party’s organization, (y) a closing certificate executed by an Authorized Officer of the Borrower, dated the Second Amendment Effective Date, certifying as to the accuracy (with respect to clauses (i), (ii) and (iii) of Section C.1, in all material respects) of the matters set forth in Section C.1 of this Second Amendment and (z) a certificate executed by an Authorized Officer of the Borrower or the applicable Credit Party, dated the Second Amendment Effective Date, certifying as to the incumbency and specimen signature of each officer of a Credit Party executing this Second Amendment or any other document delivered in connection herewith on behalf of any Credit Party and attaching (A) a true and complete copy of the certificate of incorporation (or other applicable charter document) of each Credit Party, including all amendments thereto, as in effect on the Second Amendment Effective Date, certified as of a recent date by the Secretary of State (or analogous official) of the jurisdiction of its organization, that has not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (x) above, or certifying that there have been no changes to since last delivered to the Administrative Agent, (B) a true and complete copy of, or certifying that there have been no changes to, the by-laws (or other applicable operating agreements) of each Credit Party as in effect on the Second Amendment Effective Date and (C) a true and complete copy of resolutions duly adopted or written consents duly executed by the board of directors (or equivalent governing body or any committee thereof) of each Credit Party authorizing the execution, delivery and performance of this Second Amendment and the performance of the Credit Agreement (as amended by this Second Amendment) and the other Credit Documents and certifying that such resolutions or written consents have not been modified, rescinded or amended and are in full force and effect.

4.    No Default or Event of Default shall have occurred and be continuing (both immediately before and immediately after giving effect to this Second Amendment and the transactions contemplated hereby).

C.         Other Terms.

1.    Credit Party Certifications. By execution of this Second Amendment, each of the undersigned hereby certifies, on behalf of the applicable Credit Party and not in his/her individual capacity, that as of the Second Amendment Effective Date:

(i)              each Credit Party has the corporate or other organizational power and authority to execute and deliver this Second Amendment and carry out the terms and provisions of this Second Amendment and the Credit Agreement (as modified hereby) and has taken all necessary corporate or other organizational action to authorize the execution and delivery of this Second Amendment and performance of this Second Amendment and the Credit Agreement (as modified hereby);

(ii)              each Credit Party has duly executed and delivered this Second Amendment and each of this Second Amendment and the Credit Agreement (as modified hereby) constitutes the legal, valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by general equitable principles, regardless of whether considered in a proceeding in equity or at law and principles of good faith and fair dealing;

(iii)              the execution, delivery and performance by each Credit Party of this Second Amendment and the consummation of the transactions contemplated by the Second Amendment and the Credit Agreement (as modified hereby) do not and will not (i) (A) violate any of the Organizational Documents of such Credit Party or (B) otherwise require any approval of any stockholder, member or partner of such Credit Party, except for such approvals or consents which have been obtained or made; (ii) violate any provision of any law, rule, regulation, order, judgment or decree of any Governmental Authority applicable to or otherwise binding on such Credit Party, except to the extent such violation could not reasonably be expected to have a Material Adverse Effect; (iii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, or otherwise require any approval or consent of any Person under, (A) any Contractual Obligation of such Credit Party, except to the extent such conflict, breach or default could not reasonably be expected to have a Material Adverse Effect, or (B) any Material Indebtedness, and in each case, except for such approvals or consents which have been obtained or made; or (iv) result in or require the creation or imposition of any Lien upon any of the properties or assets of such Credit Party (other than any Liens created under any of the Credit Documents in favor of the Collateral Agent, on behalf of the Secured Parties, and Permitted Liens);

(iv)              the representations and warranties contained in the Credit Agreement (as modified hereby) and the other Credit Documents are true and correct in all material respects on and as of the Second Amendment Effective Date (both before and after giving effect thereto) to the same extent as though made on and as of the Second Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; and

(v)              no Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated hereby.

2.    Limited Amendment.  For the avoidance of doubt and notwithstanding anything to the contrary in this Second Amendment or in any Credit Document, except as specifically set forth in Section 6.7 solely for purposes of calculating compliance with the Financial Covenant, any use of “Consolidated Adjusted EBITDA” under the Credit Agreement or any other Credit Document, including in any calculation of “First Lien Net Leverage Ratio”, “Secured Net Leverage Ratio” or “Total Net Leverage Ratio” and in the determination of any “basket” based on “Consolidated Adjusted EBITDA” or any other use of such defined terms or components thereof,  shall be based on Consolidated Adjusted EBITDA for the relevant period determined based on the definition of “Consolidated Adjusted EBITDA” set forth in the Credit Agreement without giving effect to any modifications or waivers of Section 6.7 of the Credit Agreement set forth herein.

3.    Release 4.    . Each of the Credit Parties, on behalf of itself and each of its Subsidiaries and its or their successors, assigns, and agents (collectively, the “Releasing Parties”), in consideration of the Administrative Agent’s and Lenders’ execution and delivery of this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, unconditionally, freely, voluntarily and, after consultation with counsel and becoming fully and adequately informed as to the relevant facts, circumstances and consequences, hereby expressly forever releases, waives and forever discharges (and further agrees not to allege, claim or pursue) any and all claims (including, without limitation, cross-claims, counterclaims, and rights of setoff and recoupment), rights, causes of action (whether direct or derivative in nature), demands, suits, costs, expenses, and damages or defense, of any nature, description, or kind whatsoever, whether arising in contract, in tort, in law, in equity or otherwise, based in whole or in part on facts or otherwise, whether known, unknown or subsequently discovered, fixed or contingent, direct or indirect, joint and/or several, secured or unsecured, due or not due, liquidated or unliquidated, asserted or unasserted, or foreseen or unforeseen, which any of the Releasing Parties might otherwise have or may have against the Administrative Agent or the Lenders, or each of the foregoing’s respective past, present, or future affiliates, agents, principals, managers, managing members, members, stockholders, controlling persons (within the meaning of the United States federal securities or bankruptcy laws), directors, officers, employees, attorneys, consultants, advisors, trusts, trustors, beneficiaries, heirs, executors, administrators or other representatives (collectively, the “Releasees”), in each case on account of any conduct, condition, act, omission, event, contract, liability, obligation, demand, covenant, promise, indebtedness, claim, right, cause of action, suit, damage, defense, judgment, circumstance or matter of any kind whatsoever which existed, arose or occurred at any time prior to the date of this Second Amendment relating to the Credit Documents, this Second Amendment and/or the transactions contemplated thereby or hereby, including any actual or alleged performance or non-performance of any of the Releasees (any of the foregoing, a “Claim” and collectively, the “Claims”).  Each of the Releasing Parties hereby expressly acknowledges and agrees that the agreements in this paragraph are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Claims, and that with respect to the Claims, that it waives, to the fullest extent permitted by applicable law, any and all provisions, rights, and benefits conferred by any applicable U.S. federal or state law, or any principle of U.S. common law, that would otherwise limit a release or discharge of any unknown Claims pursuant to this Section 3.  Furthermore, each of the Releasing Parties hereby absolutely, unconditionally and irrevocably covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released and/or discharged by the Releasing Parties pursuant to this Section 3.  In entering into this Second Amendment, each Credit Party expressly disclaims any reliance on any representations, acts, or omissions by any of the Releasees and hereby agrees and acknowledges that the validity and effectiveness of the releases set forth in this Section 3 does not depend in any way on any such representation, acts and/or omissions or the accuracy, completeness, or validity thereof.

5.    Amendment, Modification and Waiver. This Second Amendment may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto and in accordance with the provisions of Section 10.5 of the Credit Agreement.

6.    Entire Agreement. This Second Amendment, the Credit Agreement (as modified hereby) and the other Credit Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

7.    GOVERNING LAW. THIS SECOND AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, INCLUDING THE VALIDITY, INTERPRETATION, CONSTRUCTION, BREACH, ENFORCEMENT OR TERMINATION HEREOF, AND WHETHER ARISING IN CONTRACT OR TORT OR OTHERWISE, SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8.    Severability. In case any provision in or obligation hereunder or any Note will be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, will not in any way be affected or impaired thereby. If any provision of this Second Amendment is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

9.    Counterparts. This Second Amendment may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

10.  Electronic Signatures. Delivery of an executed counterpart of a signature page of this Second Amendment by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Second Amendment. The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to this Second Amendment and any other document to be signed in connection with this Second Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Electronic Commerce Act 2000 (of Ireland), the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent, provided that, the Administrative Agent hereby agrees to accept, and hereby consents to the use of, electronic signatures to this Second Amendment from all parties hereto. Without limiting the generality of the foregoing, each Credit Party hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and the Credit Parties, electronic images of this Second Amendment or any other Credit Documents (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of the Credit Documents based solely on the lack of paper original copies of any Credit Documents, including with respect to any signature pages thereto.

11.  Submission to Jurisdiction.  All judicial proceedings brought against any Credit Party arising out of or relating hereto or any other Credit Document, or any of the Obligations, will be brought in any state or Federal court of competent jurisdiction in the State, County and City of New York.  By executing and delivering this Second Amendment, each Credit Party, for itself and in connection with its properties, irrevocably (a) accepts generally and unconditionally the exclusive jurisdiction and venue of such courts; (b) waives any defense of forum non conveniens; (c) agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to the applicable Credit Party at its address provided in accordance with Section 10.1 of the Credit Agreement; (d) agrees that service as provided in clause (c) above is sufficient to confer personal jurisdiction over the applicable Credit Party in any such proceeding in any such court, and otherwise constitutes effective and binding service in every respect; and (e) agrees that the Agents and Lenders retain the right to serve process in any other manner permitted by law or to bring proceedings against any Credit Party in the courts of any other jurisdiction.

12.  Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE SECOND AMENDMENT, THE CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY AND AGREES THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.  EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS SECOND AMENDMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS.  EACH OF THE PARTIES HERETO WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

13.  Reaffirmation. By executing and delivering a counterpart hereof, (i) each Credit Party hereby agrees that, as of the Second Amendment Effective Date and after giving effect to this Second Amendment, all Obligations of the Borrower shall be guaranteed pursuant to the Guaranty in accordance with the terms and provisions thereof and shall be secured pursuant to the Collateral Documents in accordance with the terms and provisions thereof; (ii) each Credit Party hereby (A) agrees that, notwithstanding the effectiveness of this Second Amendment, as of the Second Amendment Effective Date and after giving effect to this Second Amendment, the Collateral Documents continue to be in full force and effect, (B) agrees as of the Second Amendment Effective Date that all of the Liens and security interests created and arising under each Collateral Document remain in full force and effect on a continuous basis, and the perfected status and priority of each such Lien and security interest continues in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, as collateral security for its Obligations under the Credit Documents (as modified hereby) to which it is a party, in each case, to the extent provided in, and subject to the limitations and qualifications set forth in, such Credit Documents (as amended by this Second Amendment) and (C) as of the Second Amendment Effective Date affirms and confirms all of its obligations and liabilities under the Credit Agreement (as modified hereby) and each other Credit Document (including this Second Amendment), in each case after giving effect to this Second Amendment, including its guarantee of the Obligations and the pledge of and/or grant of a security interest in its assets constituting Collateral pursuant to the Collateral Documents to secure such Obligations, all as provided in the Collateral Documents, and acknowledges and agrees that as of the Second Amendment Effective Date such obligations, liabilities, guarantee, pledge and grant continue in full force and effect in respect of, and to secure, such Obligations under the Credit Agreement (as modified hereby) and the other Credit Documents, in each case after giving effect to this Second Amendment; and (iii) each Guarantor agrees that nothing in the Credit Agreement, this Second Amendment or any other Credit Document shall be deemed to require the consent of such Guarantor to any future amendment to the Credit Agreement.

14.  Miscellaneous. This Second Amendment shall constitute a Credit Document for all purposes of the Credit Agreement (as modified hereby) and the other Credit Documents.  The provisions of this Second Amendment are deemed incorporated as of the Second Amendment Effective Date into the Credit Agreement as if fully set forth therein.  Except as specifically amended by this Second Amendment, (i) the Credit Agreement and the other Credit Documents shall remain in full force and effect and (ii) the execution, delivery and performance of this Second Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Credit Agreement or any of the other Credit Documents.

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Exhibit 10.3

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Second Amendment as of the date first set forth above.

BORROWER:

CRYOLIFE, Inc.

By:
Name: D. Ashley Lee
Title: Executive Vice President, Chief Operating Officer,
Chief Financial Officer & Treasurer

[Signature Page to CryoLife, Inc. Second Amendment to Credit and Guaranty Agreement]

GUARANTOR SUBSIDIARIES:

CRYOLIFE INTERNATIONAL, INC.

ON-X LIFE TECHNOLOGIES HOLDINGS, INC.

ON-X LIFE TECHNOLOGIES, INC.

AURAZYME PHARMACEUTICALS INC.

By:
Name: D. Ashley Lee
Title: President and Chief Financial Officer

[Signature Page to CryoLife, Inc. Second Amendment to Credit and Guaranty Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent and Revolving Lender

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to CryoLife, Inc. Second Amendment to Credit and Guaranty Agreement]

IN WITNESS WHEREOF, the undersigned has caused this Second Amendment to be executed as of the date first written above.

[_____________________]	, as a Revolving Lender

By:
Name:
Title:

[Signature Page to CryoLife, Inc. Second Amendment to Credit and Guaranty Agreement]